Exhibit 3.81

        Delaware        PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FIS ALPHA LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 2010, AT 1:49 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8286358
DATE: 10-13-10

State of Delaware Secretary of State Division of Corporations Delivered 06:24 PM 01/25/2011 FILED 06:24 PM 01/25/2011 SRV 110079427 – 4884179 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
FIS Alpha LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is FIS Solutions, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of January , A.D. 2011.

By:	/s/ Debra H. Burgess
Authorized Person(s)

Name:	Debra H. Burgess
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 01:54 PM 10/13/2010 FILED 01:49 PM 10/13/2010 SRV 100991618 – 4884179 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First; The name of the limited liability company is
FIS Alpha LLC

Second: The address of its registered office in the State of Delaware is

Corporation Trust Center, 1209 Orange Street         in the City of Wilmington                                .

Zip code 19801                                    . The name of its Registered agent at such address is

The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 13th day of October , 2010 .

By:	/s/ Debra Burgess
Authorized Person (s)

Name: Debra Burgess